As filed with the Securities and Exchange Commission on July 1, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST FOUNDATION INC.

(Exact name of registrant as specified in its charter)

California	6022	20-8639702
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

18101 Von Karman Avenue, Suite 700

Irvine, California 92612

(949) 202-4160

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott F. Kavanaugh

Chief Executive Officer

18101 Von Karman Avenue, Suite 700

Irvine, California 92612

(949) 202-4160

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Ben A. Frydman, Esq.

Stradling Yocca Carlson & Rauth, P.C.

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

(949) 725-4000

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, $0.001 par value per share	$150,000,000	$17,430.00

(1)	This registration statement covers the registration of such indeterminate number of shares of common stock as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $150,000,000. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The Registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(2)	The proposed maximum offering price per share will be determined from time to time by the Registrant in connection with, and at the time of, the issuance of the shares and is not specified pursuant to General Instruction II.D. of Form S-3.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell or the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED JULY 1, 2015

$150,000,000

FIRST FOUNDATION INC.

Common Stock

This prospectus relates to shares of our Common Stock that we may offer and sell from time to time in one or more offerings up to a total dollar amount of $150,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference herein or therein, carefully before you make your investment decision.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or dealers or through a combination of these methods on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “PLAN OF DISTRIBUTION” in this prospectus. We will describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, we will set forth in a prospectus supplement the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options. We will also set forth in a prospectus supplement the price of such securities and the net proceeds that we expect to receive from the sale of the securities.

Our common stock is traded on the NASDAQ Global Stock Market under the symbol “FFWM.” On June 30, 2015, the last reported per share sale price of our common stock was $19.50.

Please pay particular attention to and carefully consider risk factors and uncertainties described in, or incorporated by reference into, the section of this prospectus entitled “RISK FACTORS” beginning on page 4 of this prospectus and the risks and uncertainties described under any similar heading in any supplement to this prospectus or in the documents that we incorporate by reference into this prospectus or into any prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities agency, and no federal or state banking regulatory agency, has approved or disapproved the securities or determined whether this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The shares that are offered and sold pursuant to this prospectus are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of First Foundation, and the shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is July 1, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell shares of our common stock in one or more offerings up to a total dollar amount of $150,000,000. Each time we sell any of our shares of common stock pursuant to this prospectus, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering.

This prospectus contains a general description of our common stock. We may, under certain circumstances, add to, update or change the information contained in this prospectus by means of one or more prospectus supplements. If there is any inconsistency between the information in the prospectus and, as applicable, any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and any applicable prospectus supplement together with the additional information set forth in this prospectus under the headings “WHERE YOU CAN FIND MORE INFORMATION” and “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE”.

You should rely only on the information provided or incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy shares of our common stock in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or, as applicable, any supplement to this prospectus, is accurate as of any date other than the date on the front of the document.

The registration statement that contains this prospectus, the exhibits to the registration statement and additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website or at the SEC office mentioned in the section of this prospectus entitled “Where You Can Find More Information.”

Unless the context otherwise indicates, the terms “us,” “we” and the “Company” refer to First Foundation Inc.

ABOUT THE COMPANY

First Foundation Inc. is a California based financial services company that provides a comprehensive platform of personalized financial services primarily to high net-worth individuals and their families, family businesses and other affiliated organizations. We consider high net-worth individuals to be individuals with net worth, excluding their primary residences, of over $1.0 million. Our integrated platform provides investment management, wealth planning, consulting, trust and banking products and services to effectively and efficiently meet the financial needs of our clients. We have also established a lending platform that offers loans to individuals and entities that own and operate multifamily residential and commercial real estate properties. In addition, we provide business banking products and services to small to moderate-sized businesses and professional firms, and consumer banking products and services to individuals and families who would not be considered high net-worth.

As of March 31, 2015, we had $3.37 billion of assets under management, $1.47 billion of total assets, $1.27 billion of loans and $961 million of deposits. Our investment management, wealth planning, consulting, and trust services provide us with substantial, fee-based, recurring revenues, such that in the quarter ended March 31, 2015, our non-interest income represented 34% of our total revenues.

Through Our wholly owned subsidiaries, First Foundation Advisors, or FFA, and First Foundation Bank, or FFB, we offer a comprehensive platform of personalized financial services to high net-worth individuals and their families, family businesses and other affiliated organizations. Our integrated platform provides investment management, wealth planning, consulting, trust and banking products and services to effectively and efficiently meet the financial needs of our clients. Our strategy is focused on expanding our strong and stable client relationships by delivering high quality, coordinated investment management, wealth planning, consulting, trust and banking products and services. We are able to maintain a client-focused approach by recruiting and retaining experienced and qualified staff, including highly qualified relationship managers, private bankers and financial planners.

We intend to continue to grow our business by (i) cross-selling our services among our wealth management and banking clients; (ii) obtaining new client referrals from existing clients, attorney and accountant referral sources and through referral agreements with asset custodial firms; (iii) marketing our services directly to prospective new clients; (iv) adding experienced relationship managers and private bankers who may have established client relationships that we can serve; (v) establishing de novo wealth management offices in select markets, both within and outside our existing market areas; and (vi) making opportunistic acquisitions of complementary businesses.

We are registered as a bank holding company under the Bank Holding Company Act of 1956. As a bank holding company, we are subject to regulation and examination by the Board of Governors of the Federal Reserve System (or the Federal Reserve Board or FRB) and the Federal Reserve Bank of San Francisco (or the FRBSF) under delegated authority from the FRB. As an FDIC insured, California state chartered bank, FFB is subject to regulation and examination by the FDIC and the California Department of Business Oversight (or the DBO). FFB also is a member of the Federal Home Loan Bank of San Francisco (or FHLB), which provides it with a source of funds in the form of short-term and long-term borrowings. FFA is a registered investment adviser under the Investment Advisers Act of 1940, or Investment Advisers Act, and is subject to regulation by the Securities and Exchange Commission, or SEC, under that Act.

We were incorporated in California in 2006 to become the parent holding company of First Foundation Advisors (formerly named The Keller Group Investment Management Inc.) and to organize and operate, as a wholly-owned subsidiary, First Foundation Bank. First Foundation Advisors, which is our predecessor, commenced its operations in 1990 as a fee-based investment advisory company.

Corporate Information

Our principal executive office is located at 18101 Von Karman Avenue, Suite 700, Irvine, California 92612, where our telephone number is (949) 202-4160. Our website address is www.ff-inc.com. The information contained on our website is not a part of, or incorporated by reference into, this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks and the uncertainties described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and any risk factors that are described in any subsequent Quarterly Reports on Form 10-Q that we file with the SEC, which are incorporated by reference in this prospectus, as well may be described in any prospectus supplement. For more information, see “WHERE YOU CAN FIND MORE INFORMATION” elsewhere in this prospectus. Our business, financial condition or results of operations could be materially adversely affected by, and the trading price of our securities could decline as a result of, any of these risks and uncertainties.

The risks and uncertainties we have described in information contained in our SEC reports that are incorporated into this prospectus by reference are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations in the future.

This prospectus and the documents we incorporate by reference in this prospectus contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For more information, see “SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION” and “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” below.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this prospectus, any accompanying prospectus supplement, or the documents incorporated by reference herein or therein, are forward looking statements. The words “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and similar words are intended to identify estimates and forward-looking statements.

Our forward-looking statements are based on our current assumptions and expectations about future events and trends, which affect or may affect our business, strategy, operations or financial performance. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to numerous known and unknown risks and uncertainties and are made in light of information currently available to us. Many important factors may materially and adversely affect the results of our operations that are described in the forward-looking statements. You should read this prospectus, any accompanying prospectus supplement, and the documents we incorporate by reference herein or therein, completely and with the understanding that our actual future results may be materially different and worse from what we expect.

Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Estimates and forward-looking statements speak only as of the date they were made, and, except to the extent required by law, we undertake no obligation to update or to review any estimate and/or forward-looking statement because of new information, future events or other factors. You should, however, review the factors and risks we describe in the reports we will file from to time to time with the SEC, after the date of this prospectus. See “WHERE YOU CAN FIND ADDITIONAL INFORMATION.” Estimates and forward-looking statements involve risks and uncertainties and are not guarantees of future performance. As a result of the risks and uncertainties described above, the results and outcomes set forth in the forward-looking statements discussed in this prospectus might not occur and our future results and our performance may differ materially from those expressed in these forward-looking statements due to, but not limited to, the factors mentioned above. Because of these uncertainties, you should not place undue reliance on these forward-looking statements when making an investment decision.

USE OF PROCEEDS

We intend to use the net proceeds we receive from sales of our securities pursuant to this prospectus and any prospectus supplement for working capital and other general corporate purposes. We may set forth additional information regarding the uses that we may make of proceeds from the sale of securities we offer pursuant to this prospectus in a prospectus supplement relating to the specific offering. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the uses to be made of the net proceeds.

THE SECURITIES WE MAY OFFER

We may offer and sell a total dollar amount of $150,000,000 of shares of our common stock, from time to time, in one or more offerings.

Set forth below is a general description of our shares of common stock. Each time we sell any shares of our common stock by means of this prospectus, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information in this prospectus. For more information, see “ABOUT THIS PROSPECTUS” earlier in this prospectus.

DESCRIPTION OF CAPITAL STOCK

First Foundation is a California corporation. Its authorized capital stock consists of 20,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. As of June 30, 2015, a total of 8,164,188 shares of First Foundation’s common stock were issued and outstanding, which were held by approximately 1,500 shareholders of record, and no shares of preferred stock had been issued and none are outstanding.

The following is a summary description of the material features of First Foundation’s capital stock. This description does not purport to be complete and is qualified in its entirety by reference to First Foundation’s Articles of Incorporation, as amended to date, and its amended and restated Bylaws, copies of which are attached as exhibits to from reports that the Company previously filed with the SEC. Copies of these documents can be obtained from the SEC and upon request to the Company. See “WHERE YOU CAN FIND MORE INFORMATION” and “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” in this prospectus below.

Common Stock

Voting Rights. Holders of First Foundation common stock are entitled to one vote per share on all matters to be voted upon by shareholders, except that if any shareholder in attendance at a meeting of shareholders at which directors are to be elected announces, prior to the voting, an intention to cumulate votes in the election of directors, then all shareholders will be entitled to cumulate votes in that election. In an election of directors held by cumulative voting, each shareholder is entitled to cast a number of votes that is equal to the number of directors to be elected at the meeting, multiplied by the number of shares that the shareholder is entitled to vote at the meeting, and to cast all of those votes for a single nominee or to distribute those votes among any number or all of the nominees in such proportions as the shareholder may choose.

Dividend Rights. Subject to applicable law and any preferences to which the holders of shares of preferred stock that may be outstanding, if any, would be entitled, the holders of common stock are entitled to receive such lawful dividends if, as and when declared by the board of directors.

Legal Restrictions on the Payment of Cash Dividends. California law imposes restrictions on the payment of cash dividends by California corporations such as First Foundation. Moreover, as a bank holding company, First Foundation is required to be a source of financial strength for its bank subsidiary and, therefore, it will not be permitted to pay dividends if, in the view of its primary federal banking regulator, the Federal Reserve Board, doing so would weaken First Foundation’s financial condition or capital resources. In addition, cash dividends from FFB and First Foundation Advisors will constitute the principal sources of cash available to First Foundation to pay dividends to shareholders in the future. However, there also are statutory and regulatory restrictions on their ability to pay cash dividends to First Foundation. Therefore, dividend payment restrictions on FFB and First Foundation Advisors may limit the amount of cash that First Foundation will have to pay dividends to shareholders. For additional information regarding the legal and regulatory restrictions on the payment of cash dividends by First Foundation and its subsidiaries, see “Dividend Policy and Restrictions on the Payment of Dividends” which, by this reference, is incorporated into this prospectus from Item 5 of our Annual Report on Form 10-K for our fiscal year ended December 31, 2014, which we filed with the SEC on March 16, 2015.

Rights upon Dissolution. In the event of liquidation, dissolution or winding up of First Foundation, subject to the rights of the holders of the then outstanding shares of preferred stock, if any, the holders of First Foundation’s common stock will be entitled to receive all of the assets of First Foundation remaining after satisfaction of all its liabilities and the payment of any liquidation preference of any outstanding preferred stock. There are no redemption or sinking fund provisions applicable to the common stock.

Other than the rights described above, the holders of common stock have no preemptive, subscription, redemption, sinking fund or conversion rights and are not subject to further calls or assessments. The rights of holders of common stock will be subject to, and may be adversely affected by, the rights of any then outstanding series of preferred stock which First Foundation may issue in the future.

Preferred Stock

First Foundation’s board of directors has the authority, without further action by the shareholders, to issue up to an aggregate of 5,000,000 shares of preferred stock in one or more series, and to fix the rights, preferences and privileges of such shares, including voting rights, dividend rights, terms of redemption, redemption prices, liquidation preference and number of shares constituting and the designation of any series of preferred stock. The availability of shares of preferred stock for future issuance by action of First Foundation’s board of directors is intended to provide First Foundation with the flexibility to take advantage of opportunities to raise additional capital through the issuance of shares that address competitive conditions in the securities markets. The rights of the holders of First Foundation’s common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that First Foundation may issue in the future. Although First Foundation presently has no plans to do so, the board of directors, without shareholder approval, may issue preferred stock with voting or conversion rights which could adversely affect the voting power of the holders of First Foundation’s common stock. This provision may be deemed to have a potential anti-takeover effect, because the issuance of such preferred stock may delay or prevent a change of control of First Foundation. Furthermore, shares of preferred stock, if any are issued, may have other rights, including economic rights, senior to First Foundation’s common stock, and, as a result, the issuance of preferred stock could reduce the market prices of First Foundation’s common stock.

Options and Restricted Stock

As of June 30, 2015, options to purchase a total of 1,381,058 shares of our common stock were outstanding, and 41,773 shares of restricted stock units were outstanding but unvested. As of that same date, 236,948 shares of our common stock remained available for future grants of equity incentives under our Equity Incentive Plans.

Antitakeover Provisions of California Law

We are subject to the provisions of Section 1203 of the California General Corporation Law (or CGCL), which contains provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control in which our shareholders could receive a premium for their shares or other changes in our management. First, if an “interested person” makes an offer to purchase the shares of some or all of our existing shareholders, we must obtain an affirmative opinion in writing as to the fairness of the offering price prior to completing the transaction. California law considers a person to be an “interested person” if the person directly or indirectly controls our company, if the person is directly or indirectly controlled by one of our officers or directors, or if the person is an entity in which one of our officers or directors holds a material financial interest. If, after receiving an offer from such an “interested person”, we receive a subsequent offer from a neutral third party, then we must notify our shareholders of this offer and afford each of them the opportunity to withdraw their consent to the “interested person” offer.

We are also subject to other provisions of the CGCL, which include voting requirements that may also have the effect of deterring hostile takeovers, disposing of our assets or delaying or preventing changes in control or our management. Under Section 1101 of the CGCL, if a single entity or constituent corporation owns more than 50% but less than 90% of the outstanding shares of any class of our capital stock and attempts to merge our Company into itself or other constituent corporation, the Company’s non-redeemable securities may only be exchanged for non-redeemable securities of the surviving entity, unless all of our shareholders consent to the transaction or the terms of the transaction are approved and determined to be fair by the California Department of Business Oversight (or DBO). Section 1001(d) of the CGCL provides that any proposed sale or disposition of all or substantially all of our assets to any other corporation that we are controlled by or under common control with must be consented to by our shareholders holding at least 90% of the outstanding shares of our capital stock or approved and determined fair by the DBO. Sections 1101 and 1001 of the CGCL could make it significantly more difficult for a third-party to acquire control of our Company by preventing a possible acquirer from cashing out minority shareholders or selling substantially all of our assets to a related party and therefore could discourage a hostile bid, or delay, prevent or deter entirely a merger, acquisition or tender offer in which our shareholders could receive a premium for their shares, or effect a proxy contest for control of us or other changes in our management.

Antitakeover Provisions of our Articles of Incorporation and Amended and Restated Bylaws

Certain provisions of our articles of incorporation, as amended, and our amended and restated bylaws highlighted below may have anti-takeover effects and may delay, prevent or make more difficult unsolicited tender offers or takeover attempts that a shareholder may consider to be in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management. Among other things, our articles of incorporation and amended and restated bylaws:

•	enable our Board of Directors to issue “blank check” preferred stock up to the authorized amount, with such preferences, limitations and relative rights, including voting rights, as may be determined from time to time by the Board;

•	enable our Board of Directors to fill vacant directorships except for vacancies created by the removal of a director;

•	enable our Board of Directors to amend our bylaws without shareholder approval subject to certain exceptions; and

•	establish an advance notice procedure with regard to the matters that may be brought before an annual or special meeting of shareholders and with regard to the nomination of candidates for election as directors.

In addition, the corporate laws and regulations applicable to us enable our Board of Directors to issue, from time to time and at its discretion, but subject to applicable listing rules of the NASDAQ Stock Market, any authorized but unissued shares of our common stock or preferred stock. The ability of our Board of Directors to issue authorized but unissued shares of our common stock or preferred stock at its sole discretion may enable our Board to sell shares to individuals or groups who the Board perceives as friendly with management, which may make more difficult unsolicited attempts to obtain control of our organization. In addition, the ability of our Board of Directors to issue authorized but unissued shares of our capital stock at its sole discretion could deprive the shareholders of opportunities to sell their shares of common stock or preferred stock for prices higher than prevailing market prices.

NASDAQ Global Market Listing

Our common stock is listed and traded on the NASDAQ Global Stock Market under the symbol “FFWM”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc. Its address is 1717 Arch Street, Suite 1300, Philadelphia, PA 19103 and its telephone number is (800) 733-1121.

PLAN OF DISTRIBUTION

We may sell our securities by means of this prospectus, on any applicable prospectus supplement in any manner permitted by the Securities Act of 1933, as amended, or the Securities Act, including any one or more of the following ways:

•	through agents;

•	to or through underwriters;

•	to or through broker-dealers (acting as agent or principal);

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; and/or

•	directly to purchasers, including through a specific bidding or auction process.

The securities may be sold at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices.

Offers to purchase securities offered hereby, or the offered securities, may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of any of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to those agents will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

We will set forth in a prospectus supplement the terms of each offering of our securities, including:

•	the name or names of any agents, underwriters or dealers;

•	the purchase price at which our securities are being offered and the expected proceeds we will receive from the sale of the securities;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;

•	the public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

If any of the offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters participating in any such syndicate, will be set forth in the applicable prospectus supplement. In addition, the terms of sale, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which the underwriters may use to make resales of those offered securities. If we sell any of the offered securities in firm commitment underwritten offering, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions by the underwriters, including:

•	transactions on the NASDAQ Global Market or any other organized market where the securities may be traded;

•	in the over-the-counter market;

•	in negotiated transactions; or

•	under delayed delivery contracts or other contractual commitments.

We may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers from certain types of institutional investors to purchase securities from us at the offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may indemnify agents, underwriters and dealers against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. Agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with, or perform services for us or our respective affiliates in the ordinary course of business.

Shares of our common stock that we may offer hereby will be listed for trading on the NASDAQ Global Market. However, if we offer for sale any other class or series of securities pursuant hereto, then, unless otherwise stated in the prospectus supplement for that offering, those securities will constitute a new issue of our securities with no established trading market. We may elect to list any other class or series of securities we offer by means of this prospectus (as may be supplemented by a prospectus supplement) on any exchange and, in the case of our common stock, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, we will not be obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the offered securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Over-allotments involve sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker/dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The validity of the shares of our common stock offered pursuant to this prospectus will be passed upon for us by Stradling Yocca Carlson & Rauth, a Professional Corporation, Newport Beach, California.

EXPERTS

The consolidated financial statements of First Foundation appearing in its Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of First Foundation’s internal control over financial reporting as of December 31, 2014, have been audited by Vavrinek, Trine, Day & Co., LLP, an independent registered public accounting firm, as set forth in their reports thereon, included in that Annual Report, and incorporated herein by this reference. Those consolidated financial statements are incorporated herein by this reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549, any of those reports and any other documents we file with the SEC. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC also are available from the SEC’s internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file their reports with the SEC electronically.

This prospectus is part of a registration statement that we filed with the SEC. As permitted by SEC rules, this prospectus and any accompanying prospectus supplement that we may file, which form a part of the registration statement, do not contain all of the information that is included in the registration statement. The registration statement contains more information regarding us and our securities, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate” information that we file with the SEC in other documents into this prospectus and any prospectus supplement. This means that we can disclose important information to you by referring to any of those other documents that contain that information. Any information that we incorporate by reference into this prospectus or any prospectus supplement is considered part of this prospectus.

Information contained in this prospectus and in any prospectus supplement and information that we file with the SEC in the future and incorporate by reference in this prospectus or any prospectus supplement automatically modifies and supersedes previously filed information, including information that has been incorporated by reference into this prospectus or any applicable prospectus summary from previously filed documents or reports, to the extent the new information differs from or is inconsistent with the old information. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed to have ceased to constitute a part of this prospectus.

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part, other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC on March 16, 2015;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, as filed with the SEC on May 11, 2015;

•	First Foundation’s Current Report on Form 8-K filed with the SEC on May 8, 2015 to report the appointment of a new president for FFB;

•	The description of First Foundation’s common stock contained in First Foundation’s Registration Statement on Form 10 filed with the SEC on October 17, 2013, including any amendments or reports which updated such description and were filed with the SEC; and

Nothing in this prospectus shall be deemed to incorporate information furnished, but not filed, with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit.

Information in this prospectus supersedes related information in the documents listed above and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

We will provide a copy of any document incorporated by reference into this prospectus, or into any applicable prospectus supplement, and any exhibits to the registration statement of which this prospectus is a part to each person, including any beneficial owner of our shares, to whom a prospectus is delivered, upon the written or oral request of such person. Requests should be made to:

Corporate Secretary

18101 Von Karman Avenue, Suite 700

Irvine, California 92612

(949) 202-4160

In order to ensure timely delivery of the documents incorporated by reference in this prospectus, any request should be made no later than five business days prior to the date on which you plan to make a final investment decision. These filings and reports can also be found on our website, located at http://www.ff-inc.com, by following the links to “Investor Relations” and “SEC Filings.”

The information contained on our website does not constitute a part of this prospectus.

$150,000,000

FIRST FOUNDATION INC.

Common Stock

PROSPECTUS

             , 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of the various costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts shown are estimated except for the SEC registration fee.

SEC registration fee	$17,430
Legal fees and expenses	$20,000	*
Accounting fees and expenses	$—	*
Miscellaneous	$7,500	*

Total expenses	$44,930	*

*	The amounts set forth in the table above do not include expenses relating to specific offerings made pursuant to this prospectus.

Item 15.	Indemnification of Directors and Officers.

We are incorporated under the laws of the State of California. Section 317 of the California General Corporation Law provides that a California corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. Section 317 of the California General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against and incurred by such person in any indemnified capacity, or arising out of such person’s status as such, regardless of whether the corporation would otherwise have the power to indemnify such person under the California General Corporation Law.

As permitted by Section 204(a)(10) of the California General Corporation Law, our articles of incorporation, as amended (“our Articles”) provide that the Company’s directors shall not be personally liable to the Company or its shareholders for monetary damages for breach of their fiduciary duties as a director, except for liability for any:

•	breach of the duty of loyalty to the Company or its shareholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	transaction from which the director derives an improper personal benefit.

Our Articles authorize us to, and our bylaws provide that we must, indemnify our directors and officers to the fullest extent authorized by the California General Corporation Law and also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

As permitted by the California General Corporation Law, we have entered into indemnification agreements with each of our directors and certain of our officers. These agreements require us to indemnify these individuals to the fullest extent permitted under California law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act and otherwise.

It is expected that any underwriting agreement we may enter into in connection with the offer and sale of our securities registered hereunder, a copy of which will be filed by an amendment to this registration statement, or as an exhibit to a document to be incorporated by reference into this registration statement, will provide for indemnification by the underwriters of the Company and our officers and directors for certain liabilities arising under the Securities Act and otherwise.

Item 16.	Exhibits and Financial Statement Schedules.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement*

3.1	Articles of Incorporation of First Foundation Inc., as amended, as filed with the Secretary of State of California and as currently in effect. (Incorporated by reference to the same numbered Exhibit to the Company’s Registration Statement on Form 10 filed with the Commission on October 17, 2013)

3.2	Amended and Restated Bylaws of First Foundation Inc., as currently in effect. (Incorporated by reference to the same numbered Exhibit to the Company’s Registration Statement on Form 10 filed with the Commission on October 17, 2013)

4.1	Specimen Certificate for Common Stock. (Incorporated by reference to the same numbered Exhibit to the Company’s Registration Statement on Form 10 filed with the Commission on October 17, 2013)

5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.

23.1	Consent of Vavrinek, Trine, Day & Co., LLP, independent registered public accounting firm.

23.2	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this registration statement)

*	To be filed by amendment to this registration statement, or as an exhibit to a document to be incorporated by reference into this registration statement, in each case in connection with any underwritten offering of securities registered hereby.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine, California on July 1, 2015.

First Foundation Inc.

By:	/s/ SCOTT F. KAVANAUGH
Scott F. Kavanaugh
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Scott F. Kavanaugh, Ulrich E. Keller, Jr. and John Michel, and each of them, individually, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such attorneys-in-fact and agents so acting deem appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ SCOTT F. KAVANAUGH Scott F. Kavanaugh	Chief Executive Officer and Director (Principal Executive Officer)	July 1, 2015

/s/ JOHN MICHEL John Michel	Chief Financial Officer (Principal Financial and Accounting Officer)	July 1, 2015

/s/ ULRICH E. KELLER, JR Ulrich E. Keller, Jr.	Chairman and Director	July 1, 2015

/s/ JAMES BRAKKE James Brakke	Director	July 1, 2015

/s/ MAX BRIGGS Max Briggs	Director	July 1, 2015

Victoria Collins	Director	July 1, 2015

S-1

SIGNATURE	TITLE	DATE

/s/ WARREN D. FIX Warren D. Fix	Director	July 1, 2015

/s/ JOHN HAKOPIAN John Hakopian	Director	July 1, 2015

/s/ GERALD L. LARSEN Gerald L. Larsen	Director	July 1, 2015

/s/ MITCHELL M. ROSENBERG Mitchell M. Rosenberg	Director	July 1, 2015

/s/ JACOB SONENSHINE Jacob Sonenshine	Director	July 1, 2015

S-2

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement*

3.1	Articles of Incorporation of First Foundation Inc., as amended, as filed with the Secretary of State of California and as currently in effect. (Incorporated by reference to the same numbered Exhibit to the Company’s Registration Statement on Form 10 filed with the Commission on October 17, 2013)

3.2	Amended and Restated Bylaws of First Foundation Inc., as currently in effect. (Incorporated by reference to the same numbered Exhibit to the Company’s Registration Statement on Form 10 filed with the Commission on October 17, 2013)

4.1	Specimen Certificate for Common Stock. (Incorporated by reference to the same numbered Exhibit to the Company’s Registration Statement on Form 10 filed with the Commission on October 17, 2013)

5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.

23.1	Consent of Vavrinek, Trine, Day & Co., LLP, independent registered public accounting firm.

23.2	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this registration statement)

*	To be filed by amendment to this registration statement, or as an exhibit to a document to be incorporated by reference into this registration statement, in each case in connection with any underwritten offering of securities registered hereby.

E-1